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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 16, 2000, relating to the financial statements and financial highlights of Morgan Stanley Dean Witter Select Dimension Investment Series, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Custodian and Independent Accountants" and "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York 10036
February 28, 2000